Exhibit 99.1

Kyverna Therapeutics Provides Corporate Update and Outlines 2026 Strategic Priorities at the J.P. Morgan Healthcare Conference

Advancing valuable commercial opportunity in stiff person syndrome (SPS) following landmark registrational data; Biologics License Application (BLA) submission anticipated in 1H 2026

First patient enrolled in registrational Phase 3 trial in generalized myasthenia gravis (gMG)

Completed follow-on offering extends cash runway into 2028, expected to fully fund SPS BLA filing, commercial launch, and Phase 3 gMG trial

Kyverna Board member, Christi Shaw, appointed as Executive Chairperson, further bolstering Company’s CAR T commercialization experience; Ian Clark, former Chairperson, to remain on Board

EMERYVILLE, Calif., Jan. 12, 2026 - Kyverna Therapeutics, Inc. (Kyverna, Nasdaq: KYTX), a clinical-stage biopharmaceutical company focused on developing cell therapies for patients with autoimmune diseases, provided today a corporate update and outlined its strategic priorities for 2026.

“Our strong execution in 2025 solidifies our leadership position in autoimmune CAR T with unprecedented clinical trial results for miv-celtiff person syndrome, followed by myasthenia gravis,” said Warner Biddle, Chief Executive Officer of Kyverna Therapeutics. “Looking ahead, we remain focused on preparing for our BLA filing with a clear regulatory path forward and the potential near-term launch in SPS, while executing on our Phase 3 gMG trial. These priorities are underpinned by our strong financial position, which will enable us to achieve key milestones across our late-stage programs.”

Mr. Biddle continued, “In addition, we are pleased to share that Christi Shaw has been appointed as the Executive Chairperson of our Board. An industry veteran with a proven track record in CAR T, Christi further strengthens our CAR T leadership team experience, and her appointment comes at an important time as we actively prepare our organization to be launch-ready by the end of this year.”

“I’m excited to step into this expanded role as Kyverna advances towards delivering the first potential commercial CAR T-cell therapy in autoimmune disease,” added Ms. Shaw. “Kyverna has made strong progress demonstrating miv-cel’s potential in stiff person syndrome and myasthenia gravis. I look forward to building on this momentum with Warner and the team to bring the transformative promise of CAR T-cell therapy to patients with neuroimmunology conditions.”

Recent Corporate Updates

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Initiated Phase 3 registrational trial in gMG: In December 2025, Kyverna enrolled its first patient in the Phase 3 portion of the FDA-aligned KYSA-6 clinical trial of miv-cel (mivocabtagene autoleucel, KYV-101) in gMG.
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Strengthened financial position with follow-on offering: In December 2025, the Company raised approximately $105 million in gross proceeds from a public follow-on offering, extending expected cash runway into 2028. Estimated, preliminary, and unaudited cash, cash equivalents, and marketable securities as of December 31, 2025 were approximately $279 million.

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Advanced KYV-102, Kyverna’s whole blood rapid manufacturing process: In January 2026, the Company’s Investigational New Drug (IND) application for KYV-102 was accepted by the U.S. FDA following the filing in December 2025.
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Independent Director Christi Shaw Appointed Executive Chairperson of the Board: Ian Clark, who served as Kyverna’s Board Chairman, will remain as a Director on the Board. Ms. Shaw brings significant CAR T-cell therapy experience, having served as the Chief Executive Officer of Kite, a Gilead Company. Under Christi’s leadership, Kite became the global leader in CAR T with multiple approved blood cancer indications in over 20 countries. In addition, Ms. Shaw brings deep immunology and neurology experience from her time at Eli Lilly and Company and Novartis Pharmaceutical Corporation.

2026 Strategic Priorities and Anticipated Milestones

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File BLA for miv-cel in SPS in 1H 2026: Following positive topline data from the KYSA-8 registrational trial in SPS, Kyverna intends to submit its first BLA to the FDA in the first half of 2026. In addition, the Company plans to report its full registrational data in 1H 2026.
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Achieve SPS launch readiness by year-end 2026: Kyverna will continue to build its commercialization infrastructure and execute on its launch-readiness strategy to enable efficient market entry and rapid adoption of miv-cel, the first potential FDA-approved therapy for SPS.
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Execute on Phase 3 gMG trial: Building on unprecedented interim Phase 2 data, Kyverna will continue to advance enrollment for the Phase 3 portion of the KYSA-6 clinical trial. In addition, the Company expects to report updated Phase 2 data from the gMG trial in 2026.
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Evaluate additional pipeline opportunities in a capital-efficient manner: In 2026, the Company expects to report Phase 2 investigator-initiated trial (IIT) data in rheumatoid arthritis, additional Phase 1 IIT data in multiple sclerosis, Phase 1 data in lupus nephritis and share the development strategy for KYV-102. Further, Kyverna will continue to explore miv-cel with no lymphodepletion (LD) or alternative LD regimen as well as outpatient administration.

Presentation at the J.P. Morgan Healthcare Conference

Kyverna will be presenting at the J.P. Morgan 2026 Healthcare Conference on Wednesday, January 14, 2025 at 9:45 am PT. A live webcast of the presentation will be available on the Investors section of Kyverna's website, www.kyvernatx.com. A replay of the webcast will be available on Kyverna's website for approximately 30 days following the conference.

About miv-cel (mivocabtagene autoleucel, KYV-101)

Miv-cel is a fully human, autologous, CD19-targeting CAR T-cell therapy with CD28 co-stimulation, designed for potency and tolerability, which is under investigation for B-cell-driven autoimmune diseases. With a single administration, miv-cel has potential to achieve deep B-cell depletion and immune system reset to deliver durable drug-free, disease-free remission in autoimmune diseases.

About Kyverna Therapeutics
Kyverna Therapeutics, Inc. (Nasdaq: KYTX) is a clinical-stage biopharmaceutical company focused on liberating autoimmune patients through the curative potential of cell therapy. Kyverna’s lead autologous CD19-targeting CAR T-cell therapy candidate, miv-cel (mivocabtagene autoleucel, KYV-101), has demonstrated the potential to fundamentally change the treatment paradigm across multiple B-cell-driven autoimmune diseases. Kyverna is advancing its potentially first-in-class neuroimmunology franchise with its recently completed registrational trial in stiff person syndrome and an ongoing registrational trial for generalized myasthenia gravis. The Company is also harnessing other KYSA trials and investigator-initiated trials, including in multiple sclerosis and rheumatoid arthritis, to inform the next priority indications. Additionally, its next generation pipeline includes CAR T-cell therapies deploying novel innovations to improve patient access and experience. For more information, please visit https://kyvernatx.com.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” The words, without limitation, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. Forward-looking statements in this press release include, without limitation, those related to: Kyverna’s strategic priorities; opportunities related to miv-cel and SPS, including the potential to be first to market, the potential to be the first FDA approved therapy for SPS, the regulatory path forward and the potential near-term commercial opportunity and launch; Kyverna’s continued build out of its commercialization infrastructure and ability to execute on its launch-readiness strategy to enable efficient market entry and rapid adoption of miv-cel; anticipated timing of BLA submission for miv-cel in SPS; expected cash runway; Kyverna’s transition to a commercial stage company; the Phase 3 gmG trial, including enrollment and anticipated timing for reporting data; the anticipated timing for reporting data from Phase 2 IIT data in rheumatoid arthritis, additional Phase 1 IIT data in multiple sclerosis, and Phase 1 data in lupus nephritis; the anticipated timing for sharing the development strategy for KYV-102; Kyverna’s exploration of miv-cel with no LD or alternative LD regimen and outpatient administration; Kyverna’s expected future financial performance; and Kyverna’s presentation at the J.P. Morgan 2026 Healthcare Conference. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties related to market conditions, the possibility that results from prior clinical trials, named-patient access activities and preclinical studies may not necessarily be predictive of future results; the possibility that the FDA or other regulatory agencies may require additional trials or studies to support its intended BLA submission; intellectual property rights; and other factors discussed in the “Risk Factors” section of Kyverna’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that Kyverna has filed or may subsequently file with the U.S. Securities and Exchange Commission. Any forward-looking statements contained in this press release are based on the current expectations of Kyverna’s management team and speak only as of the date hereof, and Kyverna specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Investors: InvestorRelations@kyvernatx.com
Media: media@kyvernatx.com